EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Bryan H. Draper, as Chief Executive Officer and President of Owens Realty Mortgage, Inc. (the "Registrant"), and Melina A. Platt, as Chief Financial Officer and Treasurer of the Registrant, hereby certify, pursuant to 18 U.S.C. § 1350, that:

(1)  the Registrant's Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the applicable requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Bryan H. Draper
Bryan H. Draper
Chief Executive Officer and President
 March 15, 2017

/s/ Melina A. Platt
Melina A. Platt
 Chief Financial Officer and Treasurer
March 15, 2017